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                                                                    EXHIBIT 10.2



                    FORM OF DISTRIBUTION SUPPORT AGREEMENT



     This DISTRIBUTION SUPPORT AGREEMENT, dated as of            , 1996 (this
"Agreement"), is entered into by and between GENESIS CRUDE OIL, L.P., a Delaware limited partnership ("Genesis OLP"), and SALOMON INC, a Delaware corporation ("Salomon").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to consummate the transactions contemplated by the Genesis OLP Partnership Agreement (as hereinafter defined), the parties hereto hereby agree as follows:



                                   ARTICLE 1
                                  DEFINITIONS
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     SECTION 1.1.  Terms Defined by Reference to the Genesis OLP Partnership
Agreement. All capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Amended and Restated Agreement of Limited
Partnership of Genesis Crude Oil, L.P., dated as of       , 1996 (the "Genesis
OLP Partnership Agreement"), without giving effect to any amendments or modifications to the Genesis OLP Partnership Agreement subsequent to the Closing Date that would modify or amend in any respect any of such terms not defined herein unless such amendment or modification is consented to in accordance with the provisions of Section 3.6.

     SECTION 1.2. Terms Defined Herein. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Agreement" means this Distribution Support Agreement, as it may be amended, supplemented or restated from time to time.

     "Aggregate Ceiling" means, with respect to any Quarter, an amount equal to the product obtained by multiplying (a) four, times (b) the Minimum Quarterly Distribution as in effect for such Quarter, times (c) the sum of (i) the number of OLP Common Units Outstanding as of the Closing Date, plus (ii) the number of OLP Common Units, if any, issued after the Closing Date to Genesis MLP pursuant to Section 5.2(a)(ii) of the Genesis OLP Partnership Agreement; provided, however, that the number of OLP Common Units, if any, calculated as provided in clause (c) of this definition shall be proportionately adjusted in the event of any combination or subdivision of OLP Common Units, however effected, with the result that, after taking into account an adjustment to the Minimum Quarterly Distribution resulting pursuant to the Genesis OLP Partnership Agreement due to such combination or subdivision, there shall not be any change in the Aggregate Ceiling as a result of such combination or subdivision.
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     "API Contributor" means Salomon unless and until Salomon has transferred its obligations under this Agreement to a transferee pursuant to and in compliance with Section 2.6, and thereafter shall mean the transferee of such obligations.

     "Cumulative OLP Common Unit Arrearage" has the meaning assigned to the term "Cumulative Common Unit Arrearage" in the Genesis OLP Partnership Agreement.

     "General Partner" means Genesis Energy, LLC unless and until Genesis Energy, LLC has transferred its General Partner Interest in Genesis OLP in compliance with the requirements of Section 4.6 of the Genesis OLP Partnership Agreement, and thereafter shall mean the transferee of such General Partner Interest.

     "Genesis Energy, LLC" means Genesis Energy, L.L.C., a Delaware limited liability company, and its successors.

     "Genesis MLP" means Genesis Energy, L.P., a Delaware limited partnership, and its successors.

     "Genesis MLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., dated as of _______, 1996, as it may be amended, supplemented or restated from time to time.

     "Genesis OLP" means Genesis Crude Oil, L.P., a Delaware limited partnership, and its successors.

     "Genesis OLP Partnership Agreement" has the meaning assigned to such term in Section 1.1.

     "Investment Grade Entity" means (a) a Person that has any long-term unsecured debt obligations that are rated Qualified Investment Grade or (b) in the case of a Person (i) who does not have long-term unsecured debt obligations,
(ii) whose long-term unsecured debt obligations are not rated by S&P, Moody's or an NRSRO or (iii) who is not a U.S. Person, a Person having, in the reasonable judgment of the API Contributor, credit quality comparable to that of a Person described in clause (a) of this definition.

     "Letter of Credit" means a letter of credit issued by a Qualified Bank, which letter of credit meets the requirements set forth in Section 2.7.

     "MLP Unit" has the meaning assigned to the term "Unit" in the Genesis MLP Partnership Agreement.

     "MLP Unitholder" has the meaning assigned to the term "Unitholder" in the Genesis MLP Partnership Agreement.

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     "Moody's" means Moody's Investors Service Inc., or any successor thereto.

     "NRSRO" means a rating agency that is designated by the Securities and Exchange Commission as a nationally recognized statistical rating organization.

     "OLP Common Unit" has the meaning assigned to the term "Common Unit" in the Genesis OLP Partnership Agreement.

     "OLP Subordinated Unit" has the meaning assigned to the term "Subordinated Unit" in the Genesis OLP Partnership Agreement.

     "OLP Unit" has the meaning assigned to the term "Unit" in the Genesis OLP Partnership Agreement.

     "OLP Unitholders" has the meaning assigned to the term "Unitholders" in the Genesis OLP Partnership Agreement.

     "Qualified Bank" means a commercial bank whose long-term unsecured debt obligations are rated Qualified Investment Grade at the time of issuance of a Letter of Credit by such commercial bank.

     "Qualified Investment Grade" means (a) a rating of at least BBB- by S&P,
(b) a rating of at least Baa3 by Moody's or (c) a rating by any other NRSRO that is comparable to the ratings of S&P and Moody's described in clauses (a) and (b) of this definition.

     "Quarterly Ceiling" means, with respect to any Quarter and any contribution contemplated hereby, an amount equal to the product of (i) the Minimum Quarterly Distribution as in effect for such Quarter, times (ii) the number of OLP Common Units Outstanding on the Record Date with respect to such Quarter.

     "Required Contribution" has the meaning assigned to such term in
Section 2.7.

     "S&P" means Standard & Poor's Corporation, or any successor thereto.

     "Salomon" means Salomon Inc, a Delaware corporation, and its successors.

     "Support Period" means the period commencing on the Closing Date and ending on the earlier to occur of (a) the first day after the day on which Available Cash is distributed with respect to the Quarter ending December 31, 2001, (b) the first day of any Quarter beginning after December 31, 1999 in respect of which (i) distributions of Available Cash from Operating Surplus on each of the Outstanding OLP Common Units and OLP Subordinated Units with respect to the four-Quarter period immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Outstanding OLP Common Units and OLP Subordinated Units

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during such period, (ii) the Adjusted Operating Surplus generated during the four-Quarter period immediately preceding such date equaled or exceeded 133% of the sum of the Minimum Quarterly Distribution on all of the Outstanding OLP Common Units and OLP Subordinated Units during such period and (iii) there are no outstanding Cumulative OLP Common Unit Arrearages, and (c) the date this Agreement terminates in accordance with its terms and as contemplated by Section 2.3.

     "Trustee" has the meaning assigned to such term in Section 2.7.

     "U.S. Person" means a Person who is organized and existing under the laws of the United States of America or any state thereof.


                                   ARTICLE 2
                              DISTRIBUTION SUPPORT
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     SECTION 2.1.   Distribution Support.  The API Contributor agrees that, if the amount of Available Cash from Operating Surplus (before giving effect to the purchase of APIs as described below) with respect to any Quarter ending during the Support Period is less at the relevant time than the amount necessary to distribute the Minimum Quarterly Distribution as in effect for such Quarter on all OLP Common Units Outstanding on the Record Date with respect to such Quarter, then, on the date of determination of Available Cash with respect to such Quarter, the API Contributor, subject to the limitations of this Agreement, will contribute (or cause to be contributed) to Genesis OLP, in exchange for APIs, cash in an amount equal to the lesser of (a) the amount that would enable Genesis OLP to distribute the Minimum Quarterly Distribution as in effect for such Quarter on all OLP Common Units Outstanding on the Record Date with respect to such Quarter, (b) an amount equal to the Quarterly Ceiling with respect to such Quarter and (c) the amount, if any, by which the Aggregate Ceiling with respect to such Quarter exceeds at the relevant time the Unrecovered Capital of the APIs Outstanding on the Record Date with respect to such Quarter.

     SECTION 2.2. Issuance of APIs to the API Contributor. Genesis OLP shall issue one API (having an initial Unrecovered Capital of $100) in exchange for each $100 contributed (or caused to be contributed) by the API Contributor to Genesis OLP pursuant to Section 2.1.

     SECTION 2.3. Termination of Distribution Support Obligation Upon the Dissolution and Liquidation of Genesis OLP. Upon the occurrence of the Liquidation Date, the obligations of the API Contributor under this Agreement shall terminate and the Support Period shall end immediately, retroactive to the end of the last Quarter preceding the Liquidation Date with respect to which distributions of Available Cash have been paid or are payable to holders of the OLP Common Units. After such termination, the API Contributor shall not be required to contribute (or cause to be contributed) any cash in exchange for additional APIs from Genesis OLP.

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     SECTION 2.4.   Rights of API Holders.   As a result of the contribution of
cash in exchange for APIs, the holder of such APIs will become a non-voting limited partner of Genesis OLP with a capital account in Genesis OLP and the right to require Genesis OLP to redeem such APIs as provided in the Genesis OLP Partnership Agreement and as provided in Section 2.5. APIs will not be allocated any items of Genesis OLP income, gain, loss, deduction or credit, except as otherwise expressly provided in the Genesis OLP Partnership Agreement.

     SECTION 2.5.   Redemption of APIs in Excess of Required Amount.   In the
event that cash is contributed to Genesis OLP in exchange for APIs pursuant to this Agreement and subsequent thereto it is determined that any portion of such cash was not required to be so contributed by reason of the limitations contained in this Article 2, then Genesis OLP shall redeem the APIs issued in exchange for the portion of such cash not required to be so contributed as promptly as practicable prior to any distributions of Available Cash with respect to the OLP Common Units.

     SECTION 2.6.   Permitted Assignment by the API Contributor.   The API
Contributor may transfer its obligations under this Agreement and be relieved of its obligations hereunder at any time, provided that the transferee of such obligations (a) unconditionally assumes all of the API Contributor's obligations under this Agreement, (b) is an Affiliate of the General Partner, (c) is a Person (i) who is a U.S. Person or (ii) who agrees to abide by and submit to the jurisdiction of the United Kingdom or the United States of America with respect to matters arising out of this Agreement and at the time of transfer is not organized or based in any jurisdiction that is subject to any general provision under the laws or regulations of the United States of America prohibiting U.S. Persons from making investments in or conducting business with such jurisdictions and (d) at the time of such transfer and after giving effect to the assumption either (i) is an Investment Grade Entity or (ii) has arranged for a Letter of Credit that satisfies the requirements of Section 2.7 to be issued by a Qualified Bank for the account of Genesis OLP which Letter of Credit secures the transferee's obligations under this Agreement to contribute cash to Genesis OLP in exchange for APIs pursuant to Section 2.1.

     SECTION 2.7. Letter of Credit. To constitute a Letter of Credit, a letter of credit must (a) be a letter of credit providing for draws thereunder to be made directly by a trustee ("Trustee") that is acceptable to Genesis OLP and the API Contributor, (b) be issued by a Qualified Bank for the account of Genesis OLP, (c) secure the API Contributor's obligations under this Agreement to contribute cash to Genesis OLP in exchange for APIs pursuant to Section 2.1, and (d) at all times be in an amount at least equal to the Aggregate Ceiling less the Unrecovered Capital of any Outstanding APIs, unless more than one Letter of Credit is issued and outstanding in which case the aggregate amount of such Letters of Credit shall at all times be in an amount at least equal to the Aggregate Ceiling less the Unrecovered Capital of any Outstanding APIs. Each Letter of Credit must provide that (x) in the event that the API Contributor is required to contribute cash to Genesis OLP in exchange for APIs pursuant to
Section 2.1 (a "Required Contribution") and such Required Contribution is not made as required the Trustee will make a draw thereunder in an amount equal to the amount of the Required Contribution and (y) the Trustee will make a draw thereunder, in an amount equal to the full amount of such Letter of Credit, 30 days prior to the expiration of any such

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Letter of Credit, unless on such date the API Contributor has in place a substitute Letter of Credit or Letters of Credit. In the event of any draw under a Letter of Credit the amount of such draw will be paid directly to Genesis OLP in cash.


                                   ARTICLE 3
                                 MISCELLANEOUS
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     SECTION 3.1.   Headings.  All Article or Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

     SECTION 3.2. Benefit of Agreement. This Agreement is not a direct or indirect guaranty of payment of all or any portion of the Minimum Quarterly Distribution on any of the OLP Units or of any distribution on any of the MLP Units. The covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and shall not be construed as conferring, and are not intended to confer, any direct, indirect or third-party beneficiary rights on any other persons, including without limitation, the OLP Unitholders and the MLP Unitholders. This Agreement shall be binding upon Genesis OLP and the API Contributor.

     SECTION 3.3. Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

     SECTION 3.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     SECTION 3.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

     SECTION 3.6 Amendments and Waivers. The parties hereto, by mutual agreement in writing, may amend, modify or supplement this Agreement; provided, however, that if any such amendment, modification or supplement adversely affects the holders of the OLP Common Units in any material respect then such amendment, modification or supplement shall require the approval of holders of more than 50% of the outstanding OLP Common Units (excluding OLP Common Units held by the API Contributor and any of its Affiliates (other than Genesis MLP)).

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                    GENESIS CRUDE OIL, L. P.


                                    By:  GENESIS ENERGY, L.L.C., general partner


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    SALOMON INC


                                    By:_________________________________________
                                       Name:
                                       Title:


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